UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2013

Veramark Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-13898	16-1192368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1565 Jefferson Rd, Suite 120, Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 585-381-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 11, 2013, Veramark Technologies, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hubspoke Holdings, Inc., a Delaware corporation (“Parent”) and TEM Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) pursuant to which, among other things, Merger Sub will commence a tender offer for all of the outstanding shares of common stock of the Company (the “Company Common Stock”), subject to the terms and conditions of the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the Company Common Stock at a purchase price of $1.18 per share in cash (the “Offer Price”), without interest, subject to any required withholding of taxes. A special committee of the Company’s Board of Directors, consisting solely of independent directors, and the Company’s Board of Directors have both unanimously approved the transaction.

Parent and Merger Sub have agreed to commence the Offer as promptly as practicable, but in any event no later than June 17, 2013. Merger Sub’s obligation to purchase the shares of the Company Common Stock tendered in the Offer is subject to certain conditions, including that the number of shares of the Company Common Stock that have been validly tendered and not properly withdrawn, together with the shares beneficially owned by Parent or Merger Sub, if any, represent at least a majority of the outstanding shares of the Company Common Stock.

The Offer will initially expire at midnight, Rochester, New York time, on the 20th business day from the commencement thereof. However, until such time as the applicable conditions in the Merger Agreement have been satisfied, the Offer may be, and in certain cases must be, extended by Merger Sub, but Merger Sub will not be required to extend the offer beyond July 31, 2013 (the “Outside Date”), subject to the applicable rules and regulations of the Securities and Exchange Commission.

Following the consummation of the Offer and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). As a result of the Merger, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock held by the Company or owned by Merger Sub, Parent or any wholly-owned subsidiary of Parent or of the Company, or held by stockholders who are entitled to demand, and who properly demand, appraisal of such shares pursuant to, and who comply in all respects with, Section 262 of the Delaware General Corporation Law) that is not tendered pursuant to the Offer will be converted into the right to receive an amount equal to the Offer Price, without interest (the “Merger Consideration”), subject to any required withholding of taxes.

At the effective time of the Merger Agreement: (i) all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to certain provisions in the Merger Agreement, each holder of a certificate formerly representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 4.02 of the Merger Agreement; and (ii) each restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held, awarded, outstanding, payable or reserved for issuance (each a “Target Stock Award”), whether or not then vested or exercisable, will be cancelled and converted into the right to receive from Parent and the surviving corporation, as promptly as reasonably practicable after the effective time of the Merger Agreement, an amount in cash, without interest, equal to the product of (a) the aggregate number of shares of Company Common Stock multiplied by (b) the Merger Consideration, subject to any required withholding of taxes.

The closing of the Merger is subject to approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock. However, the parties have agreed that if, after the purchase of the shares of Company Common Stock tendered in the Offer and after giving effect to any shares purchased pursuant to the Top-Up (as defined below), Parent, Merger Sub and their respective subsidiaries own at least 90% of the outstanding Company Common Stock, then, following the satisfaction or waiver of the other conditions to the closing of the Merger, Parent will effect a “short-form” merger pursuant to applicable provisions of the DGCL that will not require the consent of the Company’s stockholders.

Subject to the terms of the Merger Agreement, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”) to purchase a number of shares of the Company Common Stock, at a price per share equal to $1.18, up to that number of newly issued shares of Company Common Stock (the “Top-Up Shares”) equal to the lowest number of shares of the Company Common Stock that, when added to the number of shares of the Company Common Stock owned by Parent and its subsidiaries, including Merger Sub, at the time of the exercise of the Top-Up Option, constitutes one share more than 90% of the shares of the Company Common Stock outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof), subject to a number of restrictions and provisions, described in detail in the Merger Agreement.

The Merger Agreement contains customary representations and warranties by the Company, Parent and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the governmental consents and filings, taxes, material contracts and other matters.

The Merger Agreement and the Offer may be terminated under certain customary circumstances by the Company or Parent, including if the Closing has not occurred on or before the Outside Date, subject to certain provisions provided in the Merger Agreement. The Merger Agreement provides for a termination fee of $600,000 payable by the Company to Parent if the Merger Agreement is terminated under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been provided solely to inform investors of its terms. The Merger Agreement contains representations, warranties and covenants, which were made for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of facts, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms or with certain disclosures not reflected in the text of the Merger Agreement, may not be accurate or complete as of any specified date or may be subject to a contractual standard of materiality different from those generally applicable to stockholders of other investors in the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts of conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Item 1.02	Termination of a Material Definitive Agreement

On April 30, 2013, the Company entered into an Agreement and Plan of Merger (the “Varsity Merger Agreement”) with Varsity Acquisition, LLC, a Delaware limited liability company (“Varsity”) and All Big Ten Holdings, Inc., a Delaware company and wholly-owned subsidiary of Varsity (“Big Ten”) pursuant to which, among other things, Big Ten was to commence a tender offer for all of the outstanding shares of the Company Common Stock, subject to the terms and conditions of the Varsity Merger Agreement, as described in the Company’s Form 8-K filed on May 1, 2013.

Pursuant to the Varsity Merger Agreement, and upon the terms and subject to the conditions thereof, Big Ten was to commence a tender offer (the “Planned Offer”) to acquire all of the outstanding shares of common stock, par value $0.10 per share, of the Company (“Company Common Stock”) at a purchase price of $0.98 per share in cash (the “Planned Offer Price”), subject to any required withholding of taxes. A special committee of the Company’s Board of Directors, consisting solely of independent directors, and the Company’s Board of Directors both unanimously approved the transaction.

Varsity and Big Ten agreed to commence the Planned Offer on the fifth business day following the end of the Go-Shop Period (as defined below). Big Ten’s obligation to purchase the shares of the Company Common Stock tendered in the Planned Offer was subject to certain conditions, including that the number of shares of the Company Common Stock that have been validly tendered and not properly withdrawn, together with the shares beneficially owned by Parent or Merger Sub, if any, represent at least a majority of the outstanding shares of the Company Common Stock.

The Varsity Merger Agreement included a “go-shop” provision whereby the special committee of the Company’s Board of Directors, with the assistance of its independent advisors, were permitted to actively solicit superior acquisition proposals from third parties for 45 days following the signing of the Varsity Merger Agreement (the “Go-Shop Period”). During the Go-Shop Period, the special committee obtained a superior proposal from Parent, which offered a purchase price of $1.18 per share, as described in detail in Section 1.01 of this Current Report Form 8-K. As a result, on June 11, 2013, the Company provided notice of termination under the Varsity Merger Agreement, to be effective as of the end of the day on June 14, 2013, and entered into the Merger Agreement, which Merger Agreement, with the exception of provisions around break-up fees and the ability to accept a superior offer, did not become effective until the termination of the Varsity Merger Agreement was effective. As a result of the termination of the Varsity Merger Agreement, the Company is required to pay Varsity a $500,000 termination fee.

Item 8.01 Other Events

On June 17, 2013, Veramark issued a press release announcing the termination of the Varsity Merger Agreement and entry into the Merger Agreement. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Important Information

This Current Report on Form 8-K (the “Form 8-K”) is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the shares of Company Common Stock. Parent and Merger Sub have informed the Company that they intend to file a Tender Offer Statement on Schedule TO, including an Offer to Purchase, Letter of Transmittal and additional related tender offer documents (the “Tender Offer Documents”) with the Securities and Exchange Commission (the “SEC”). Investors and stockholders of the Company are strongly advised to read the Tender Offer Documents, the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by the Company, and other relevant materials when they become available, because such materials contain important information regarding the tender offer. When they are available, stockholders will be able to obtain these documents without charge from the SEC’s website at http://www.sec.gov/. Copies can also be obtained at no charge by directing a request to the Company at Veramark Technologies, Inc., 1565 Jefferson Road, Suite 120, Rochester, New York 14623, or by phone at (585) 383-6872.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Act”) that discuss Veramark’s beliefs, expectations or intentions pertaining to, among other things, its operations, markets, products, services, prices and performance. Forward-looking statements and the success of Veramark generally involve numerous risks and uncertainties, such as trends of the economy, interest rates, income tax laws, governmental regulations, legislation and those risk factors discussed under the heading “Risk Factors” and elsewhere in Veramark’s filings under the Act. Veramark cannot guarantee that any of its forward-looking statements will prove to be accurate, although it believes that it has been reasonable in its expectations and assumptions. Forward-looking statements are subject to the risks identified in “Risk Factors” and elsewhere in Veramark’s filings under the Act. Readers are cautioned not to place any undue reliance on Veramark’s forward-looking statements. Veramark does not undertake to update any of its forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 11, 2013 by and among Veramark Technologies, Inc., Hubspoke Holdings, Inc. and TEM Holdings, Inc.

99.1	Press Release, dated June 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veramark Technologies, Inc.

Dated: June 17, 2013	By:	/s/ Ronald C. Lundy
Ronald C. Lundy
Senior Vice President of Finance and Chief Financial Officer